UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reportedly): February 10, 2009

                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

      Florida                            2-11102                    59-1564329
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrants telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01 Regulation FD

     On February 10, 2009 the Company received notification that its City of Montgomery, AL Series 1997 and Series 2002 Industrial Revenue Bonds with an approximate balance of $2,720,000 and $1,105,000, respectively, were tendered by various bondholders. These bonds were backed with a Letter of Credit from Regions Bank. Under the terms of the Letter of Credit, Regions Bank is obligated to pay the bondholders. As a result, the Company will be obligated under this replacement note to Regions Bank in the amount of the tendered bonds with interest at the rate of Regions' prime rate plus 2 percent until the bonds are remarketed. There has been no default by the Company on these bonds.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 11, 2009
                                      Ocean Bio-Chem, Inc.


                                      /s/ Jeffrey S. Barocas
                                      Jeffrey S. Barocas
                                      Vice President - Finance and
                                      Chief Financial Officer